SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2016

BEST HOMETOWN BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	0-55652	81-1959486
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 East Clay Street, Collinsville, Illinois	62234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (618) 345-1121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On June 29, 2016, Home Federal Savings and Loan Association of Collinsville (the "Bank"), completed its mutual-to-stock conversion.  On that same date, Best Hometown Bancorp, Inc. (the “Company”), the holding company for the Bank, completed its stock offering in connection with the Bank's conversion.  The Company's common stock will be quoted on the OTC Pink Marketplace under the symbol BTHT, and will begin trading on June 30, 2016.  The Company sold 826,208 shares of its common stock at $10.00 per share for gross proceeds of approximately $8.3 million, including 66,096 shares purchased by the Bank's employee stock ownership plan.  A copy of the Company’s press release is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description

	99.1	Press Release dated June 29, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BEST HOMETOWN BANCORP, INC.

DATE: June 29, 2016	By:	/s/ Ronnie R. Shambaugh
Ronnie R. Shambaugh
President and Chief Executive Officer